Exhibit 10.4

SUPPLEMENT NO. 2 dated as of July 31, 2012 to the Security and Pledge Agreement dated as of January 12, 2011 (this “Supplement”), among INTELSAT JACKSON HOLDINGS S.A. a société anonyme incorporated under the laws of Bermuda and existing under the laws of the Grand-Duchy of Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger with WILMINGTON TRUST FSB), as collateral trustee (together with its successors and assigns, in such capacity, the “Collateral Trustee”).

WHEREAS, the Borrower is party to a Credit Agreement dated as of January 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Intelsat (Luxembourg) S.A. (“Holdings”), the financial institutions or entities from time to time party thereto as lenders (the “Lenders”), the Administrative Agent and the other agent parties party thereto;

WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with, or provide cash management services to, the Borrower;

WHEREAS, (i) pursuant to the terms of the Credit Agreement, Holdings guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties and (ii) pursuant to the Guarantee, dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among the Subsidiary Guarantors party thereto and Administrative Agent, the Subsidiary Guarantors guaranteed the payment and performance of the Obligations of the Borrower to the Secured Parties;

WHEREAS, it is a condition precedent to the obligation of the Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with, or provide cash management services to, the Borrower, that the Grantors shall have executed and delivered the Security and Pledge Agreement, dated as of January 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security and Pledge Agreement), among the Grantors, the Administrative Agent and the Collateral Trustee, to the Collateral Trustee for its benefit and the ratable benefit of the other Secured Parties; and

WHEREAS, the Grantors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Collateral Agency and Intercreditor Agreement.

WHEREAS, Section 9.11 of the Credit Agreement and Section 10.13 of the Security and Pledge Agreement provide that each Subsidiary of the Borrower that is required to become a party to the Security and Pledge Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security and Pledge Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Security and Pledge Agreement to become a Subsidiary Grantor under the Security and Pledge Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

NOW THEREFORE, in consideration of the above premises, the Collateral Trustee, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 10.13 of the Security and Pledge Agreement, the New Grantor by its signature below becomes a Grantor under the Security and Pledge Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security and Pledge Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects with respect to such New Grantor on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, and hereby grants to the Collateral Trustee, for its benefit and the ratable benefit of the other Secured Parties, a Security Interest in all of the Collateral of the New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security and Pledge Agreement shall be deemed to include the New Grantor. The Security and Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity subject to mandatory Luxembourg law provisions.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee, the Administrative Agent and the Borrower. This Supplement shall become effective as to the New Grantor when the Collateral Trustee and the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor, the Collateral Trustee and the Administrative Agent.

SECTION 4. The New Grantor hereby represents and warrants that (a) Annex I hereto sets forth (i) the legal name of the New Grantor, (ii) the jurisdiction of incorporation or organization of the New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of the New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of the New Grantor and (b) as of each Closing Date (i) Schedule I hereto sets forth all of the New Grantor’s Copyright Licenses, (ii) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of the New Grantor’s Copyrights (and all applications therefor), (iii) Schedule III hereto sets forth all of the New Grantor’s Patent Licenses, (iv) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s Patents (and all applications therefor), (v) Schedule V hereto sets forth all of the New Grantor’s Trademark Licenses, (vi) Schedule VI hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s Trademarks (and all applications therefor) and (vii) Schedule VII sets forth all Pledged Collateral of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security and Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security and Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Trustee for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

IN WITNESS WHEREOF, the New Grantor, the Collateral Trustee and the Administrative Agent have duly executed this Supplement to the Security and Pledge Agreement as of the day and year first above written.

INTELSAT LUXEMBOURG INVESTMENT S.À R.L., as New Grantor

By:	/s/ Flavien Bachabi
Name:	Flavien Bachabi
Title:	Manager

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger with WILMINGTON TRUST FSB), as Collateral Trustee

By:	/s/ Renee Kuhl
Name:	Renee Kuhl
Title:	Vice President